                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                -----------------

                                   FORM 8-K/A


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): August 30, 1996





                                   LASERSCOPE
             (Exact name of Registrant as specified in its charter)



        CALIFORNIA                     0-18053              77-0049527
(State or other jurisdiction of     (Commission          (I.R.S. Employer
incorporation or organization)      File Number)        Identification No.)




                               3052 ORCHARD DRIVE
                         SAN JOSE, CALIFORNIA 95134-2011
               (Address of principal executive offices) (Zip code)


                                 (408) 943-0636
              (Registrant's telephone number, including area code)

The Registrant hereby amends the following item of its Report on Form 8-K filed with the Securities and Exchange Commission on September 11, 1996. The Registrant is amending Item 7 to include certain required financial statements and pro forma financial statements and associated exhibits.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

         (a)      Financial Statements of Business Acquired.


                  The following pages 2 through 14 included in Exhibit 99.1 hereto contain the audited balance sheets for Heraeus Surgical, Inc. ("HSI") as of December 31, 1995 and 1994 and the related statements of operations, stockholder's equity, and cash flows for each of the years in the three year period ended December 31, 1995 as well as the unaudited balance sheet for HSI as of June 30, 1996 and the related unaudited statements of operations, stockholder's equity and cash flows for the six-month period ended June 30, 1996 and 1995.


         (b)      Pro Forma Financial Information.


         The following pages F-2 through F-6 contain the unaudited pro forma combined condensed balance sheet as of June 30, 1996, the unaudited pro forma combined condensed statements of operations for the year ended December 31, 1995 and the six months ended June 30, 1996 and the notes thereto.


         (c)      Exhibits.

                  *2.1     Acquisition Agreement dated April 23, 1996 between
                           Laserscope and Heraeus Med GmbH (included as Exhibit
                           A to the Proxy Statement of Laserscope dated July 29,
                           1996, which is incorporated herein by reference).
                  *20.1    Proxy Statement of Laserscope dated  July 29, 1996.
                   23.1    Consent of KPMG Peat Marwick LLP.
                   99.1    Heraeus Surgical, Inc. Financial Statements with
                           Report of KPMG Peat Marwick LLP.
------------------------------------------------------------------------------
*Filed with the Commission on July 29, 1996 and incorporated as an exhibit hereto pursuant to Rule 12b-32 promulgated under the Exchange Act.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       LASERSCOPE
                                       (Registrant)


Dated:  November 8, 1996               By:    /s/ DENNIS LaLUMANDIERE
                                              -----------------------
                                              Dennis LaLumandiere
                                              Vice President of Finance and
                                              Chief Financial Officer

                          INDEX TO FINANCIAL STATEMENTS

                                                                                    PAGE
Unaudited Pro Forma Financial Statements:

Combined Condensed Balance Sheet as of June 30, 1996                                 F-3
Combined Condensed Statements of Operations for the year ended December 31, 1995
  and the six months ended June 30, 1996                                             F-4
Notes to Pro Forma Financial Statements                                              F-5


                      LASERSCOPE AND HERAEUS SURGICAL, INC.

          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION


          The following pages F-3 through F-6 contain the Unaudited Pro Forma Combined Condensed Balance Sheet as of June 30, 1996, the Unaudited Pro Forma Combined Condensed Statements of Operations for the fiscal year ended December 31, 1995 and the six months ended June 30, 1996 and the notes thereto.


          The Unaudited Pro Forma Combined Condensed Balance Sheet and the Unaudited Pro Forma Combined Condensed Statements of Operations (collectively, the Unaudited Pro Forma Statements) were prepared to give effect to Laserscope's acquisition (the "Acquisition") of Heraeus Surgical, Inc. ("HSI") and certain of the assets and liabilities of Heraeus Med GmbH's laser distribution operations (the "LDB") accounted for under the purchase method of accounting. The Unaudited Pro Forma Combined Condensed Balance Sheet assumes that the Acquisition occurred on June 30, 1996. The Unaudited Pro Forma Combined Condensed Statements of Operations assume that the Acquisition occurred on January 1, 1995. The Unaudited Pro Forma Statements are based on the historical Consolidated Financial Statements of Laserscope and HSI under the assumptions and adjustments set forth in the accompanying Notes to the Unaudited Pro Forma Combined Condensed Financial Statements. The combined condensed financial information for the fiscal year ended December 31, 1995 has been obtained from the consolidated financial statements of Laserscope and HSI, which statements have been audited by Ernst & Young LLP and KPMG Peat Marwick LLP, the independent auditors for Laserscope and HSI, respectively. The selected financial data for Laserscope and HSI for the six-month period ended June 30, 1996 has been obtained from their respective unaudited financial statements and includes, in the opinion of Laserscope's and HSI's management, all adjustments necessary to present fairly the data for such period. The Unaudited Pro Forma Statements may not be indicative of the results that actually would have occurred if the Acquisition had been in effect on the dates indicated or which may be obtained in the future.


          The pro forma adjustments are based upon available information and upon certain assumptions, as described in the Notes to the Unaudited Pro Forma Statements, that Laserscope's management believes are reasonable in the circumstances. The purchase price has been allocated to the acquired assets and liabilities based on a determination from an independent appraisal of their respective fair values. The Unaudited Pro Forma Statements and accompanying notes should be read in conjunction with the separate consolidated financial statements and notes thereto of Laserscope and HSI which have been included or incorporated by reference in this report on Form 8-K/A.

                               LASERSCOPE AND HSI

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                 (IN THOUSANDS)

                                                LASERSCOPE           HSI
                                                 JUNE 30,         JUNE 30,                            PRO FORMA         PRO FORMA
                                                   1996             1996          ADJUSTMENTS(3)    ADJUSTMENTS(2)       COMBINED
                                                   ----             ----          --------------    --------------       --------
ASSETS
Current assets:
  Cash and cash equivalents                         $  3,432       $    561                         $ (2,000)(a)         $ 1,993
  Accounts receivable, net                             6,263          6,478                             (450)(b)          12,291
  Due from related parties                                            1,351                             (430)(b)             921
  Inventories                                          9,002          8,732            1,416            (600)(b)
                                                                                                        (708)(b)
                                                                                                        (405)(g)          17,437
  Other current assets                                   535            198                                                  733
                                                    --------       --------          -------        --------            --------
          Total current assets                        19,232         17,320            1,416          (4,593)             33,375
Property and equipment, net                            2,430            505               17            (467)(g)           2,485
Intangible assets:
  Developed technology                                                                                 2,397 (b)           2,397
  In-process technology                                                                                2,139 (b)
                                                                                                      (2,139)(f)
  Workforce                                                                                              416 (b)             416
Other assets                                           2,359            375                                                2,734
                                                    --------       --------          -------        --------            --------
          Total assets                              $ 24,021       $ 18,200          $ 1,433        $ (2,247)           $ 41,407
                                                    ========       ========          =======        ========            ========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                  $  1,640       $  2,821          $              $   (430)(b)        $  4,461
  Intercompany payable                                                2,121              430                               2,121
  Accrued compensation                                 1,369            572              350             200 (b)           2,291
  Warranty                                               461            200                                                  861
  Deferred revenue                                     1,674            825                            1,662 (a)           2,499
  Other accrued liabilities                            1,106            421                              325 (g)
                                                                                                                           3,514
                                                    --------       --------          -------        --------            --------
          Total current liabilities                    6,250          6,960              780           1,757              15,747

Shareholders' equity:
  Common stock                                        37,404         36,997                           10,900 (a)          48,304
  Paid-in capital                                                                                    (36,997)(c)
  Retained earnings (deficit)                        (18,908)       (25,757)             653          25,757 (e)
                                                                                                      (2,139)(f)
                                                                                                        (653)(e)
                                                                                                        (872)(g)         (21,919)
Notes receivable from
  shareholders                                          (350)                                                               (350)
Translation adjustments                                 (375)                                                               (375)
                                                    --------       --------          -------        --------            --------
          Total shareholders'
            equity                                    17,771         11,240              653          (4,004)             25,660
                                                    --------       --------          -------        --------            --------
          Total liabilities and
            shareholders' equity                    $ 24,021       $ 18,200          $ 1,433        $ (2,247)           $ 41,407
                                                    ========       ========          =======        ========            ========

                               LASERSCOPE AND HSI

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS
                 (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                        FOR THE YEAR ENDED
                                                         DECEMBER 31, 1995                PRO FORMA          PRO FORMA
                                                  LASERSCOPE              HSI            ADJUSTMENTS         COMBINED

Net revenue                                         $30,133              $27,776            $    --             $57,909
Cost of Sales                                        14,792               17,470               (627)(h)          31,635
                                                    -------              -------            -------             -------
Gross margin                                         15,341               10,306                627             $26,274
Operating expenses:
  Research and development                            3,838                1,714                (37)(h)           5,515
  Selling, general and administrative                15,333               11,480                425 (c)
                                                                                             (2,137)(h)          25,101
                                                    -------              -------            -------             -------
          Total operating expenses                   19,171               13,194             (1,749)             30,616
                                                    -------              -------            -------             -------
Operating income (loss)                              (3,830)              (2,888)             2,376              (4,342)
Interest and other income, net                          278                 (385)              (175)(d)            (282)
                                                    -------              -------            -------             -------
  Income (loss) before income taxes                  (3,552)              (3,273)             2,201              (4,624)
Provision for income taxes                               --                    2                 --                   2
                                                    -------              -------            -------             -------
  Net income (loss)                                 $(3,552)             $(3,275)           $ 2,201             $(4,626)
                                                    -------              -------            -------             -------
Net income (loss) per share                         $ (0.51)                                                    $ (0.40)
                                                    -------                                                     -------
Shares used in per share calculations                 6,999                                   4,609(a)           11,608
                                                    -------                                 -------             -------

                                                           FOR THE SIX
                                                           MONTHS ENDED
                                                           JUNE 30, 1996                  PRO FORMA          PRO FORMA
                                                  LASERSCOPE              HSI            ADJUSTMENTS         COMBINED
Net revenues                                       $ 16,203             $ 14,776            $    --             $30,979
Cost of sales                                         8,140                8,650               (314)(h)          16,476
                                                    -------              -------            -------             -------
Gross margin                                          8,063                6,126                314              14,503
Operating expenses:
  Research and development                            1,151                  843                (18)(h)           1,976
  Selling, general and administrative                 6,493                5,498                213 (c)
                                                                                             (1,068)(h)          11,136
                                                    -------              -------            -------             -------
          Total operating expenses                    7,644                6,341               (873)             13,112
                                                    -------              -------            -------             -------
Operating income (loss)                                 419                 (215)             1,187               1,391
Interest and other income, net                           22                  200                (88)(d)             134
                                                     ------              -------            -------             -------
  Income (loss) before income taxes                     441                  (15)             1,099               1,525
Provision for income taxes                               53                    3                 --                  56
                                                    -------              -------            -------             -------
  Net income (loss)                                 $   388              $   (18)           $ 1,099             $ 1,469
                                                    -------              -------            -------             -------
Net income (loss) per share                         $  0.05                                                     $  0.12
                                                    -------                                                     -------
Shares used in per share calculations                 7,512                                   4,609(a)           12,121
                                                    -------                                 -------             -------

        See accompanying Notes to Unaudited Pro Forma Combined Condensed
                             Financial Statements.

                             LASERSCOPE AND HERAEUS

                          NOTES TO UNAUDITED PRO FORMA
                     COMBINED CONDENSED FINANCIAL STATEMENTS

1.        BASIS OF PRESENTATION

         The pro forma information presented is theoretical in nature and not necessarily indicative of the future consolidated results of operations of the Company or the consolidated results of operations which would have resulted had the Acquisition taken place during the periods presented. The pro forma combined condensed financial statements reflect the effects of the Acquisition, assuming the Acquisition and related events occurred as of June 30, 1996 for the purposes of the pro forma condensed combined balance sheet and as of January 1, 1995 for the purposes of the pro forma condensed combined statements of operations.

2.        PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENT ADJUSTMENTS:

         (a) The purchase price for the Acquisition was determined as follows (in thousands):

Cash                                                                     $ 2,000
Laserscope common stock (approximately 4.6 million shares)                10,900
Estimated transaction and other direct acquisition costs                   1,147
Estimated severance costs for HSI and LDB employees                          515
                                                                         -------
                                                                         $14,562
                                                                         -------


         (b) Allocation of the purchase price for the completion of the Heraeus acquisition was determined as follows (in thousands):

Net assets of HSI at June 30, 1996, as adjusted                           $9,235
Net assets of LDB at June 30, 1996, as adjusted                              375
Developed Technology                                                       2,397
In-process Technology                                                      2,139
Acquired workforce                                                           416
                                                                         -------
                                                                         $14,562
                                                                         -------


                The net assets of HSI and LDB at June 30, 1996 were adjusted to conform to accounting policies of Laserscope and were for HSI: $450 reduction in accounts receivable; $600 reduction in inventories and $200 increase to warranty. For LDB the adjustments consisted of $708 reduction in inventories. In addition, the $430 intercompany balance between HSI and LDB was eliminated.

         (c) Amortization of the developed technology and acquired workforce will be over the estimated useful lives ranging from five to seven years.

         (d) To reduce interest income earned on the cash payment to Heraeus of $3,500,000 for the purchase price and related transaction and direct acquisition costs.

         (e) Elimination of HSI and LDB stockholders equity amounts.

         (f) The pro forma combined condensed balance sheet includes a charge of approximately $2.1 million for the write-off of purchased in-process technology which arose from the Acquisition. This charge is not reflected in the pro forma combined condensed statements of operations included herein since it is a non-recurring charge directly attributable to the transaction.

         The purchase price was allocated to the tangible and intangible assets of HSI based on the fair market values of those assets using a risk adjusted discounted cash flows approach. The evaluation of the underlying technology acquired considered the inherent difficulties and uncertainties in completing the development, and thereby achieving technological feasibility, and the risk related to the viability of and potential changes in future target markets. The underlying technology had no alternative future use (in research and development projects or otherwise) since the technology was acquired for the sole purpose of developing emulation products.


         (g) The pro forma combined condensed balance sheet includes reductions of $405,000 to inventories and $467,000 to property, plant and equipment which represent the respective reductions in value to these Laserscope assets which became redundant as a result of the acquisition of HSI. In addition, the pro forma combined condensed balance sheet includes an addition of $325,000 in accrued expenses representing expected costs of the cancellation of certain HSI distribution arrangements which became redundant as a result of the acquisition of HSI by Laserscope.


         (h) Represents estimated cost savings resulting from the Acquisition, primarily due to reduction in personnel and elimination of duplicate facilities. Cost savings total approximately $2,800,000 and $1,400,000 for the year ended December 31, 1995 and the six months ended June 30, 1996, respectively.

3.       ADDITIONAL NET ASSETS ACQUIRED

         Included in the Acquisition was the purchase of certain assets and the assumption of certain liabilities related to the Heraeus laser distribution business. These net assets had an approximate fair value of $375,000 as of June 30, 1996. (See Note 2(b)).

                                INDEX TO EXHIBITS

Exhibit
  No.                                             Exhibit
  ---                                             -------
      *2.1                     Acquisition Agreement dated April 23, 1996 between
                               Laserscope and Heraeus Med GmbH
     *20.1                     Proxy Statement of Laserscope dated July 29, 1996
      23.1                     Consent of KPMG Peat Marwick LLP
      99.1                     Heraeus Surgical, Inc. Financial Statements with
                               Report of KPMG Peat Marwick LLP.

*Filed with the Commission on July 29, 1996 and incorporated as an exhibit hereto pursuant to Rule 12b-32 promulgated under the Exchange Act.